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                                  EXHIBIT 24.5
                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS



Securities and Exchange Commission


450 Fifth Street, N.W.


Washington, D.C. 20549



RE:HOMESTAKE MINING COMPANY REGISTRATION ON FORM S-4



We are aware that our report dated 12 September 1995 on our review of interim financial information of Homestake Gold of Australia Limited for the half-year ended 30 June 1995 is included in Appendix I to this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                          COOPERS & LYBRAND
                                          Chartered Accountants


Perth, Western Australia


29 September 1995


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